Exhibit (h)(2)(i)

Nick Horvath

DST Systems, Inc.

333 West 11th St., 5th Floor

Kansas City, Missouri 64105

Dear Mr. Horvath:

Pursuant to the Agency Agreement dated November 30, 2000, as amended, between the Funds (as defined in the Agreement) and DST Systems, Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Solution Growth and Income Portfolio and ING Solution Growth Portfolio, two newly established series of ING Partners, Inc., ING SPorts Core Fixed Income Fund and ING SPorts Core Plus Fixed Income Fund, two newly established series of ING Separate Portfolios Trust, ING International Equity Dividend Fund, a newly established series of ING Mutual Funds, and ING Pioneer Equity Income Portfolio, a series of ING Investors Trust (the “Funds”) effective                                 , upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the Amended and Restated Exhibit A of the Agreement. This Amended and Restated Exhibit A supersedes the previous Amended and Restated Exhibit A dated February 28, 2007.

The Amended and Restated Exhibit A has also been updated 1) to reflect the name change of ING Principal Protection Fund III to ING Index Plus LargeCap Equity Fund III and 2) by the removal of ING Capital Guardian Small/Mid Cap Portfolio, ING MidCap Value Fund, ING SmallCap Value Fund and ING FMRSM Diversified Mid Cap Portfolio as these funds recently merged into other funds.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Funds by signing below.

Very sincerely,

Todd Modic
Senior Vice President
ING Investors Trust
ING Mutual Funds
ING Partners, Inc.
ING Separate Portfolios Trust

ACCEPTED AND AGREED TO:
DST Systems, Inc.

By:
Name:
Title:	, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust ING Mutual Funds ING Partners, Inc. ING Separate Portfolios Trust

FORM OF

AMENDED AND RESTATED EXHIBIT A

with respect to the

AGENCY AGREEMENT

between

THE FUNDS

and

DST SYSTEMS, INC.

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING Corporate Leaders Trust Fund	Trust	New York	13-6061925

ING Equity Trust	Business Trust	Massachusetts	N/A
ING Financial Services Fund			95-4020286
ING Fundamental Research Fund			20-3735519
ING Index Plus LargeCap Equity Fund			86-1033467
ING Index Plus LargeCap Equity Fund II			86-1039030
ING Index Plus LargeCap Equity Fund III			86-1049217
ING LargeCap Growth Fund			33-0733557
ING LargeCap Value Fund			20-0437128
ING MidCap Opportunities Fund			06-1522344
ING Opportunistic LargeCap Fund			20-3736397
ING Principal Protection Fund IV			82-0540557
ING Principal Protection Fund V			27-0019774
ING Principal Protection Fund VI			48-1284684
ING Principal Protection Fund VII			72-1553495
ING Principal Protection Fund VIII			47-0919259
ING Principal Protection Fund IX			20-0453800
ING Principal Protection Fund X			20-0584080
ING Principal Protection Fund XI			20-0639761
ING Principal Protection Fund XII			20-1420367
ING Principal Protection Fund XIII			20-1420401
ING Principal Protection Fund XIV			20-1420432
ING Real Estate Fund			23-2867180
ING SmallCap Opportunities Fund			04-2886856
ING SmallCap Value Choice Fund			20-2024826
ING Value Choice Fund			20-2024800

ING Funds Trust	Statutory Trust	Delaware	N/A
ING Classic Money Market Fund			23-2978935
ING GNMA Income Fund			22-2013958
ING High Yield Bond Fund			23-2978938

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING Institutional Prime Money Market Fund			20-2990793
ING Intermediate Bond Fund			52-2125227
ING National Tax-Exempt Bond Fund			23-2978941

ING Investment Funds, Inc.	Corporation	Maryland	N/A
ING MagnaCap Fund			22-1891924

ING Investors Trust	Business Trust	Massachusetts	N/A
ING AllianceBernstein Mid Cap Growth Portfolio			51-0380290
ING American Funds Growth Portfolio			55-0839555
ING American Funds Growth-Income Portfolio			55-0839542
ING American Funds International Portfolio			55-0839552
ING BlackRock Large Cap Growth Portfolio			02-0558346
ING BlackRock Large Cap Value Portfolio			02-0558367
ING BlackRock Inflation Protected Bond Portfolio			20-8798165
ING Capital Guardian U.S. Equities Portfolio			23-3027332
ING Disciplined Small Cap Value Portfolio			20-4411788
ING EquitiesPlus Portfolio			20-3606554
ING Evergreen Health Sciences Portfolio			20-0573913
ING Evergreen Omega Portfolio			20-0573935
ING FMRSM Earnings Growth Portfolio			20-1794099
ING FMRSM Mid Cap Growth Portfolio			51-0380288
ING Franklin Income Portfolio			20-4411383
ING Franklin Mutual Shares Portfolio			20-8798204
ING Franklin Templeton Founding Strategy Portfolio			20-8798288
ING Global Real Estate Portfolio			20-3602480
ING Global Resources Portfolio			95-6895627
ING Global Technology Portfolio			23-3074142
ING International Growth Opportunities Portfolio			23-3074140
ING Janus Contrarian Portfolio			23-3054937
ING JPMorgan Emerging Markets Equity Portfolio			52-2059121
ING JPMorgan Small Cap Equity Portfolio			02-0558352
ING JPMorgan Value Opportunities Portfolio			20-1794128
ING Julius Baer Foreign Portfolio			02-0558388
ING Legg Mason Value Portfolio			23-3054962
ING LifeStyle Aggressive Growth Portfolio			20-0573999

ING Investors Trust (cont.)
ING LifeStyle Growth Portfolio			20-0573986
ING LifeStyle Moderate Growth Portfolio			20-0573968
ING LifeStyle Moderate Portfolio			20-0573946
ING Limited Maturity Bond Portfolio			95-6895624
ING Liquid Assets Portfolio			95-6891032

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING Lord Abbett Affiliated Portfolio			23-3027331
ING MarketPro Portfolio			20-2990523
ING MarketStyle Growth Portfolio			20-2990561
ING MarketStyle Moderate Growth Portfolio			20-2990595
ING MarketStyle Moderate Portfolio			20-2990628
ING Marsico Growth Portfolio			51-0380299
ING Marsico International Opportunities Portfolio			20-1794156
ING MFS Total Return Portfolio			51-0380289
ING MFS Utilities Portfolio			20-2455961
ING Oppenheimer Main Street Portfolio®			51-0380300
ING PIMCO Core Bond Portfolio			51-0380301
ING PIMCO High Yield Portfolio			02-0558398
ING Pioneer Equity Income Portfolio			TBD
ING Pioneer Fund Portfolio			20-1487161
ING Pioneer Mid Cap Value Portfolio			20-1487187
ING Stock Index Portfolio			55-0839540
ING T. Rowe Price Capital Appreciation Portfolio			95-6895626
ING T. Rowe Price Equity Income Portfolio			95-6895630
ING Templeton Global Growth Portfolio			51-0377646
ING UBS U.S. Allocation Portfolio			23-3054961
ING Van Kampen Capital Growth Portfolio			02-0558376
ING Van Kampen Global Franchise Portfolio			02-0558382
ING Van Kampen Growth and Income Portfolio			13-3729210
ING Van Kampen Real Estate Portfolio			95-6895628
ING VP Index Plus International Equity Portfolio			20-2990679
ING Wells Fargo Mid Cap Disciplined Portfolio			13-6990661
ING Wells Fargo Small Cap Disciplined Portfolio			20-3602389

ING Mayflower Trust	Business Trust	Massachusetts	N/A
ING International Value Fund			06-1472910

ING Mutual Funds	Statutory Trust	Delaware	N/A
ING Disciplined International SmallCap Fund			20-5929531
ING Diversified International Fund			20-3616995
ING Emerging Countries Fund			33-0635177
ING Emerging Markets Fixed Income Fund			20-3617319
ING Foreign Fund			72-1563685
ING Global Bond Fund			20-4966196

ING Mutual Funds (cont.)
ING Global Equity Dividend Fund			55-0839557
ING Global Natural Resources Fund			13-2855309
ING Global Real Estate Fund			86-1028620
ING Global Value Choice Fund			33-0552475
ING Greater China Fund			20-3617281

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING Index Plus International Equity Fund			20-3617246
ING International Capital Appreciation Fund			20-3617270
ING International Equity Dividend Fund			TBD
ING International Growth Opportunities Fund			22-3278095
ING International Real Estate Fund			20-3616901
ING International SmallCap Fund			33-0591838
ING International Value Choice Fund			20-2024764
ING International Value Opportunities Fund			20-8279164
ING Russia Fund			22-3430284

ING Partners, Inc.	Corporation	Maryland	N/A
ING American Century Large Company Value Portfolio			52-2354157
ING American Century Small-Mid Cap Value Portfolio			45-0467862
ING Baron Asset Portfolio			20-3606546
ING Baron Small Cap Growth Portfolio			75-3023525
ING Columbia Small Cap Value II Portfolio			20-3606562
ING Davis Venture Value Portfolio			52-2354160
ING Fidelity® VIP Contrafund® Portfolio			20-1351800
ING Fidelity® VIP Equity Income Portfolio			20-1352142
ING Fidelity® VIP Growth Portfolio			20-1352125
ING Fidelity® VIP Mid Cap Portfolio			20-1352148
ING Fundamental Research Portfolio			52-2354152
ING JPMorgan International Portfolio			06-1496079
ING JPMorgan Mid Cap Value Portfolio			75-3023510
ING Legg Mason Partners Aggressive Growth Portfolio			06-1496052
ING Legg Mason Partners Large Cap Growth Portfolio			51-0457738
ING Lord Abbett U.S. Government Securities Portfolio			20-3606442
ING Neuberger Berman Partners Portfolio			20-3606413
ING Neuberger Berman Regency Portfolio			20-3606426
ING OpCap Balanced Value Portfolio			52-2354147
ING Oppenheimer Global Portfolio			75-3023503

ING Partners, Inc. (cont.)
ING Oppenheimer Strategic Income Portfolio			20-1544721
ING PIMCO Total Return Portfolio			75-3023517
ING Pioneer High Yield Portfolio			20-3606502
ING Solution 2015 Portfolio			20-2456044
ING Solution 2025 Portfolio			47-0951928

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING Solution 2035 Portfolio			20-2456104
ING Solution 2045 Portfolio			20-2456138
ING Solution Growth and Income Portfolio			TBD
ING Solution Growth Portfolio			TBD
ING Solution Income Portfolio			20-2456008
ING T. Rowe Price Diversified Mid Cap Growth Portfolio			52-2354156
ING T. Rowe Price Growth Equity Portfolio			06-1496081
ING Templeton Foreign Equity Portfolio			20-3606522
ING Thornburg Value Portfolio			06-1496058
ING UBS U.S. Large Cap Equity Portfolio			06-1496055
ING UBS U.S. Small Cap Growth Portfolio			20-3736472
ING Van Kampen Comstock Portfolio			75-3023521
ING Van Kampen Equity and Income Portfolio			52-2354153

ING Prime Rate Trust	Business Trust	Massachusetts	95-6874587

ING Senior Income Fund	Statutory Trust	Delaware	86-1011668

ING Separate Portfolios Trust	Statutory Trust	Delaware
ING SPorts Core Fixed Income Fund			TBD
ING SPorts Core Plus Fixed Income Fund			TBD

ING Variable Insurance Trust	Statutory Trust	Delaware	N/A
ING GET U.S. Core Portfolio – Series 1			43-2007006
ING GET U.S. Core Portfolio – Series 2			41-2107140
ING GET U.S. Core Portfolio – Series 3			32-0090501
ING GET U.S. Core Portfolio – Series 4			32-0090502
ING GET U.S. Core Portfolio – Series 5			32-0090504
ING GET U.S. Core Portfolio – Series 6			32-0090505
ING GET U.S. Core Portfolio – Series 7			83-0403223
ING GET U.S. Core Portfolio – Series 8			20-1420513
ING GET U.S. Core Portfolio – Series 9			20-1420578
ING GET U.S. Core Portfolio – Series 10			20-2936139
ING GET U.S. Core Portfolio – Series 11			20-2936166
ING GET U.S. Core Portfolio – Series 12			20-2936189
ING GET U.S. Core Portfolio – Series 13			20-4949294

ING Variable Insurance Trust (cont.)
ING GET U.S. Core Portfolio – Series 14			20-5929257
ING VP Global Equity Dividend Portfolio			25-6705433

ING Variable Products Trust	Business Trust	Massachusetts	N/A
ING VP Financial Services Portfolio			86-1028316

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING VP High Yield Bond Portfolio			06-6396995
ING VP International Value Portfolio			06-6453493
ING VP MidCap Opportunities Portfolio			06-6493760
ING VP Real Estate Portfolio			20-0453833
ING VP SmallCap Opportunities Portfolio			06-6397002